Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of October 22, 2025, by and among Super League Enterprise, Inc., a Delaware corporation (the “Company”), and Yield Point NY, LLC, a New York limited liability company (“YP” or “Noteholder”). Company and YP are sometimes individually referred to herein as a “Party” and are collectively referred to herein as the “Parties”. For the avoidance of doubt, this Agreement will not be deemed effective until the close of the Company’s private placement of units, comprised of common stock and warrants to purchase common stock, in the amount of up to $20,000,000, and anticipated to close in October 2025 following SLE’s 2025 annual meeting of stockholders (the “Private Placement”).

RECITALS

WHEREAS, on July 10, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) to which, the Company sold to YP (i) an aggregate principal amount of four million four hundred ninety-four thousand three hundred eighty two dollars and 2/100 cents ($4,494,382.02) in the form of an 8% senior secured convertible note (the “Note”), and (ii) a warrant to purchase six hundred fifty-nine thousand nine hundred sixty-eight (659,968) shares of Common Stock at an exercise price of $5.361 per share (the “Warrant” and together with the Note the “Debt Securities”);

WHEREAS, the Noteholder desires to exchange (the “Exchange”) up to one hundred percent (100%) of the outstanding principal and accrued interest under the Note and whatever portion of the Warrant remains outstanding for (i) the number of shares of the Company’s Series C Senior Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred”), set forth in Exhibit A attached hereto (such shares of Series C Preferred to be issued as consideration for the Exchange, the “Exchange Shares”), convertible into shares of common stock (the “Conversion Shares”) at $1.00 per share (the “Conversion Price”), and detailed in the Series C Preferred Certificate of Designation of Rights, Preferences and Limitations (the “Series C Certificate”) attached hereto as Exhibit B, and (ii) a new warrant to purchase two million (2,000,000) shares of common stock in the form identical to the warrants issued in the Private Placement (the “New Warrant” and together with the Series C Preferred the “Exchange Securities”) exercisable into shares of common stock (the “Warrant Shares” together with the Conversion Shares the “Underlying Shares”) at $1.00 per share (the “Exercise Price”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	Securities Exchange.

(a)    In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Noteholder agrees to tender the Debt Securities in exchange for the Exchange Securities.

(b)    Consummation of the Exchange, and the other agreements of the parties under the terms of this Agreement (the “Closing”), shall take place not less than ten (10) business days after the satisfaction of each of the conditions set forth in Section 6, Section 7 and Section 97 hereof (the “Closing Date”).

(c)    Within one (1) business days after the Closing, the Company shall instruct its transfer agent to issue and deliver to Noteholder a book-entry statement from the Company’s transfer agent evidencing the Exchange Shares and the Company will deliver the New Warrant. To the extent not otherwise returned to the Company on or before the Closing, the Debt Securities shall be deemed tendered by the Noteholder and cancelled on the books and records of the Company effective as of the Closing Date.

2.            Registration Rights. The Underlying Shares shall be deemed “registerable Securities” under the Registration Rights Agreement dated July 10, 2025, between the Company the Noteholder and shall be registered with the SEC pursuant to the terms set forth therein.

3.            Termination of Rights. The Parties agree and acknowledge that, by executing this Agreement:

(a)    at the Closing, the rights (“Rights”) originally granted to the Noteholder pursuant to the Note shall be cancelled and be of no further force and effect; and

4.            Representations, Warranties and Covenants of YP. YP hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)    This Agreement has been duly authorized, validly executed and delivered by YP and is a valid and binding agreement and obligation of YP enforceable against it in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and YP has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)    YP understands that the Exchange Securities are being offered and exchanged in reliance on specific provisions of Federal and state securities laws, specifically Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and not pursuant to a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of YP set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(c)    YP is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act.

(d)    YP will be acquiring the Exchange Securities for its own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(e)    The offer and exchange of the Exchange Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. YP understands that the Series C Preferred acquired hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Series C Preferred can be sold or transferred unless the Conversion Shares are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Series C Preferred and the resultant Conversion Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(f)    YP owns and holds, beneficially and of record, the entire right, title, and interest in and to the Debt Securities and the Rights terminated hereunder free and clear of all rights and Encumbrances (as defined below), and YP has full power and authority to transfer and cancel the Debt Securities and terminate the Rights free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Debt Securities or terminated Rights. For purposes of this Agreement, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(g)    The Noteholder is a sophisticated investor acquiring the Exchange Securities in the ordinary course of business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Noteholder has so evaluated the merits and risks of investing in the Exchange Securities, (b) the Noteholder is able to bear the entire economic risk of investing in the Exchange Securities, (c) the Noteholder is investing in the Exchange Securities with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks, and (d) the Noteholder has not relied on any statement or other information provided by any person concerning the Company, the Exchange, the Exchange Securities, the termination of the Rights, or the consents hereunder.

(h)    The Noteholder acknowledges that an investment in the Exchange Securities involves a high degree of risk, and the Exchange Securities are, therefore, a speculative investment. The Noteholder acknowledges that the terms of the Exchange have been established by negotiation between the Parties. The Noteholder acknowledges that neither the Company nor the Information Agent has given any investment advice, rendered any opinion or made any representation to Noteholder about the advisability of this decision or the potential future value of the Exchange Securities, including the Underlying Shares. For purposes of this Agreement, the “Information Agent” shall mean Aegis Capital Corp., a New York corporation.

(i)    The Noteholder has been given full and adequate access to information relating to the Company, including the Company’s business, finances and operations as the Noteholder has deemed necessary or advisable in connection with Noteholder’s evaluation of the Exchange. The Noteholder has sought such accounting, legal and tax advice as Noteholder has considered necessary to make an informed investment decision with respect to Noteholder’s acquisition of the Exchange Securities and is not relying on the Company, the Information Agent, or any of the Company’s affiliates for any such advice. The Noteholder has had the opportunity to review the Company’s filings with the SEC. The Noteholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Noteholder has made an independent decision to exchange Noteholder’s Debt Securities for the Exchange Securities, and is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or the Information Agent, or any of the Company’s agents or representatives, for such accounting, legal and tax advice with respect to Noteholder’s acquisition of the Exchange Securities, the Exchange, and all transactions contemplated herein.

(j)    Noteholder is not providing anything of value for Exchange Securities other than the Debt Securities. Neither the Noteholder nor anyone acting on the Noteholder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

5.            Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Noteholder, and covenants for the benefit of the Noteholder, as follows:

(a)    The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)    The Exchange Securities and Underlying Shares has been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, the Exchange Securities and Underlying Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)    This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)    The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Securities hereunder.

(e)    No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the transactions contemplated hereunder, including, without limitation, the Exchange.

(f)    Upon the closing of the Private Placement, the respective Conversion Price of the Note and Exercise Price of the Warrant will be the Floor Price, as such term is defined in each of the Note and Warrant.

(g)    Contemporaneously with the execution of this Agreement, Evo Fund has executed the subscription documents for the Private Placement for not less than $10,000,000 in subscription amount.

6.         Conditions Precedent to the Obligation of the Company to Consummate the Exchange and Other Transactions Contemplated by this Agreement. The obligation hereunder of the Company to issue and deliver the Exchange Securities to the Noteholder, consummate the Exchange, and the other transactions contemplated by this Agreement, is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)    The Noteholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Noteholder at or prior to the Closing Date.

(b)    The representations and warranties of Noteholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(c)    No action or suit shall have been instituted by Noteholder or any stockholder of the Company challenging the Exchange or any other transaction contemplated by this Agreement.

7.          Conditions Precedent to the Obligation of the Noteholder to Consummate the Exchange and Other Transactions Contemplated by this Agreement. The obligation hereunder of the Noteholder to accept the Exchange Securities, consummate the Exchange and other transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Noteholder’s sole benefit and may be waived by Noteholder at any time in its sole discretion.

(a)    The Company shall have executed and delivered this Agreement;

(b)    The Private Placement shall have closed for at least $12,000,000 and the Lead Investor shall have invested no less than $10,000,000 in the Private Placement.

(c)    The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)    Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

8.            Additional Acknowledgments. Noteholder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule 144, the holding period of the Exchange Securities tacks back to July 10, 2025, the issue date of the Debt Securities.

9.            Additional Terms.

a.        Contemporaneously with or before the closing of the Exchange, the Company shall either repay or arrange for an assignee reasonably acceptable to the Noteholder to purchase $3,000,000 of the debt owed on the Note.

b.        Noteholder shall have the right to participate in the Private Placement up to $5,000,000.

c.        The Company shall reimburse the Noteholder $155,000 for its expenses related to the transaction contemplated by this Agreement.

d.        The Company shall disclose the terms of this Agreement by filing a form 8-K filed with the Securities and Exchange Commission, within two days after the execution of this Agreement.

10.          Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

11.         Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

12.          Notices. All notices shall be given pursuant to the notice provisions of the Purchase Agreement.

13.          Counterparts. This Agreement may be executed by electronic signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written

SUPER LEAGUE ENTERPRISE, INC.

By:/s/ Matthew Edelman

Name: Matthew Edelman

Title: Chief Executive Officer

YIELD POINT NY, LLC

By: /s/ Ari Kluger

Name: Ari Kluger

Title: Manager

[Signature Page to Exchange Agreement]